Exhibit 3.1

Articles of Incorporation

(PURSUANT TO NRS 78)

1.	Name of Corporation:	Domain Extremes Inc.

2.	Resident Agent: Name and Street Address:	IncSmart.biz, 4547 Powell Point Way, North Las Vegas, NV 89031

3.	Shares:	Number of shares with par value: 75,000,000 Par value: $.001 Number of shares without par value: 0

4.	Name & Address of Board of Directors:	Francis Bok, 5th Floor 168 Queen’s Road Central, Hong Kong, CN Angel Lai, 5th Floor, 168 Queen’s Road Central, Hong Kong, CN

5.	Purpose:	The purpose of this Corporation shall be: Internet Business

6.	Name, Address and Signature of Incorporator:	David Oliver, 4547 Powell Point Way, North Las Vegas, NV 89031 /s/ David Oliver

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.

/s/ David Oliver for IncSmart.biz Date: 1/20/2006

Filing Date: 05/04/2009

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1.	Name of corporation:

DOMAIN EXTREMES INC

2.	The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.
3.	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

75,000,000 @ $ 0.001

4.	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 @ $ 0.001

5.	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

N/A

6.

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7.	Effective date of filing: (optional) 5/4/2009
8.	Signature: (required) (must not be later than 90 days after the certificate is filed)
X /s/ Francis Bok	President
Signature of Officer	Title